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                                                                    Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   As independent public accountants, we hereby consent to the use of our reports dated February 4, 2000 and November 16, 1998 and to all references to our Firm included in or made a part of this registration statement.

                                                         /s/ Arthur Andersen LLP

Stamford, Connecticut
March 14, 2000